UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2016 (May 4, 2016)

Owl Rock Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-01190	47-5402460
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

245 Park Avenue 41St Floor New York, New York		10167
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 419-3000

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2016, the Board of Directors of Owl Rock Capital Corporation (the “Company”) elected Mr. Brian Finn as a director of the Company. In connection with his election, the Board of Directors increased the size of the Board of Directors to six directors. Mr. Finn will be entitled to applicable retainer and meeting fees pursuant to the Company’s director compensation arrangements, under terms consistent with those previously disclosed by the Company. Mr. Finn also will be entitled to enter into an indemnification agreement with the Company.

As previously disclosed, certain of the Company’s shareholders have been given the right to propose for nomination an individual who must qualify as an independent director, to serve on the Board of Directors and/or to invite a representative to attend meetings of the Board of Directors in a nonvoting observer capacity. Such rights will terminate prior to an Exchange Listing. The Nominating and Corporate Governance Committee of the Board of Directors considered the proposal to nominate Mr. Finn to serve as a member of the Board of Directors pursuant to such a right.

Mr. Finn joined the Company as a director in May 2016 and will hold office as a class I director for a term expiring in 2017. He will serve on the Nominating and Corporate Governance and Audit Committees.

Mr. Finn served as the Chief Executive Officer of Asset Management Finance Corporation from 2009 to March 2013 and as its Chairman from 2008 to March 2013. From 2004 to 2008, Mr. Finn was Chairman and Head of Alternative Investments at Credit Suisse Group. Mr. Finn has held many positions within Credit Suisse and its predecessor firms, including President of Credit Suisse First Boston (CSFB), President of Investment Banking, Co-President of Institutional Securities, Chief Executive Officer of Credit Suisse USA and a member of the Office of the Chairman of CSFB. He was also a member of the Executive Board of Credit Suisse. Mr. Finn served as principal and partner of private equity firm Clayton, Dubilier & Rice from 1997 to 2002. Mr. Finn currently serves as Chairman of Tunbridge Partners LLC, and a director of The Scotts Miracle Gro Company, BlackRock Capital Investment Corporation, and WaveGuide Corporation. Mr. Finn received a BS in Economics from The Wharton School, University of Pennsylvania.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owl Rock Capital Corporation

By:	/s/ Alan Kirshenbaum
Name:	Alan Kirshenbaum
Title:	Chief Operating Officer and Chief Financial Officer

May 5, 2016